UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2016

KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices) (Zip Code)
(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of stockholders of KAR Auction Services, Inc. (the “Company”) was held on June 8, 2016.

(b)	At the meeting, the stockholders:

•elected all nine nominees for director to the Company's Board of Directors;

•
approved the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to provide that the Company's Stockholders may remove any director from office, with or without cause, and other ministerial changes; and

•	ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2016.

The following are the final voting results for each of the three items voted on at the meeting.

1.	To elect the following nine directors to serve until the Company's next annual meeting and until their successors have been duly elected:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON VOTES
Todd F. Bourell	121,244,922	185,859	11,928	3,077,361
Donna R. Ecton	121,338,509	92,439	11,761	3,077,361
James P. Hallett	117,442,437	1,810,875	2,189,397	3,077,361
Mark E. Hill	121,244,228	186,984	11,497	3,077,361
J. Mark Howell	121,341,651	91,296	9,762	3,077,361
Lynn Jolliffe	121,338,077	92,571	12,061	3,077,361
Michael T. Kestner	121,339,555	91,070	12,084	3,077,361
John P. Larson	121,341,912	90,922	9,875	3,077,361
Stephen E. Smith	121,241,066	191,769	9,874	3,077,361

2.
On the proposal to approve the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to provide that the Company's Stockholders may remove any director from office, with or without cause, and other ministerial changes:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
124,371,195	19,236	129,639	-0-

3.	On the proposal to ratify the Audit Committee's appointment of KMPG LLP as the Company's independent registered public accounting firm for 2016:

FOR	AGAINST	ABSTAIN
124,306,028	212,760	1,282

(c)	Not applicable.

(d)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2016	KAR Auction Services, Inc.

By: /s/ Rebecca C. Polak
Name: Rebecca C. Polak
Title: Executive Vice President, General Counsel and Secretary